Exhibit 3.2
BY-LAWS
OF
SUPERIOR WELL SERVICES, INC.
(the “Corporation”)

ARTICLE I
Offices
SECTION 1. Principal Office.
The principal office of the Corporation shall be at such place as the Board of Directors may from time to time determine, but until a change is effected, such principal office shall be at 515 West Greens Road, Suite 1200, Houston, Texas 77067.
SECTION 2. Other Offices.
The Corporation may also have other offices at such places, within or without the State of Delaware, as the Board of Directors may from time to time determine or as the business of the Corporation may require.
ARTICLE II
Meetings of Stockholders
SECTION 1. Time and Place of Meetings.
A meeting of stockholders for any purpose may be held at such time and place, within or without the State of Delaware, as shall be stated on the notice thereof or in a duly executed waiver of notice thereof.
SECTION 2. Annual Meeting.
The annual meeting of the stockholders of the Corporation shall be held on the first Tuesday of June in each year if not a legal holiday, and if a legal holiday, then on the next succeeding day which is not a legal holiday at such place, either within or without the State of Delaware, and at such time and as set forth in the notice of the meeting or in a duly executed waiver of notice thereof, for the election of the Board of Directors and for the transaction of such other business as may properly be brought before the meeting. In the event the annual meeting is not held on the date above provided, the Board of Directors shall cause the meeting to be held as soon thereafter as may be convenient. Such subsequent meeting shall be called in the same manner as hereinafter provided for special meetings of stockholders.

SECTION 3. Special Meetings.
Special meetings of the stockholders, unless otherwise prescribed by statute, may be called at any time for any purpose or purposes by the Board of Directors and shall be held at such place, either within or without the State of Delaware, and at such hour as may be designated by the Board of Directors in the notice of the meeting; provided, however, that the time so fixed shall permit the giving of notice as provided in Section 4 of this Article II, unless such notice is waived as provided by law or by these By-Laws. At a special meeting only such matters as may be specified in the notice thereof shall be considered. Special meetings shall also be called and held in such cases and in such manner as may be specifically required by law or by the Certificate of Incorporation.
SECTION 4. Notice of Meetings.
Written notice of each meeting of the stockholders, which shall state the place, date and hour of the meeting and, in the case of a special meeting or where otherwise required by law, the purpose or purposes for which it is called, shall be given, unless a different period is required by law, not less than 10 nor more than 60 days before the date of such meeting, by or at the direction of the person calling the meeting, to each stockholder entitled to vote at such meeting. If mailed, the notice of a meeting of stockholders shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation. No business other than that stated in the notice shall be transacted at any meeting without the unanimous consent of all the stockholders entitled to vote thereat. Any such notice for any meeting other than the annual meeting shall, if issued at the direction of the Board of Directors, so indicate. When a meeting is adjourned to another time or place, notice need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more than 30 days after the date of the original meeting, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
SECTION 5. Quorum.
Except as otherwise required by law, the Certificate of Incorporation or these By-Laws, at all meetings of the stockholders, the holders of a majority of the shares issued and outstanding and entitled to vote shall be present in person or represented by proxy in order to constitute a quorum for the transaction of any business. The holders of a plurality of the shares present in person or represented by proxy and entitled to vote thereat, whether or not a quorum shall be present, may adjourn the meeting from time to time, to a specified date or place. At any such adjourned meeting at which a quorum may be present, the Corporation may transact any business which might have been transacted at the original meeting.
As to any matter with respect to which a separate class vote is required by the Certificate of Incorporation, the holders of one-third of the shares of such class which are then outstanding and entitled to vote shall be present in person or represented by proxy in order to constitute a quorum for the purpose of any separate vote required by such class.

The absence from any meeting of the number of shares required by law, the Certificate of Incorporation or these By-Laws for action upon one matter shall not prevent action at such meeting upon any other matter or matters which may properly come before the meeting, if the number of shares required in respect of such other matters shall be present.
SECTION 6. Organization.
At each meeting of the stockholders, the President or, in his absence or inability to act, the most senior Vice President or, in his absence or inability to act, any person as may be designated by the Board of Directors or, in the absence of such designation, a chairman to be chosen at the meeting by the majority of those stockholders present in person or represented by proxy shall act as chairman of the meeting. The Secretary or, in his absence or inability to act, an Assistant Secretary, or in his absence or inability to act, any person as may be designated from time to time by the Board of Directors shall act as secretary of each meeting of stockholders and keep the minutes thereof; if no such person is present or has been chosen, the holders of record of a majority of shares of stock present in person or represented by proxy and entitled to vote at the meeting shall choose any person present to act as secretary of the meeting.
SECTION 7. Order of Business.
The order of business at all meetings of the stockholders shall be as determined by the chairman of the meeting.
SECTION 8. Voting and Required Vote.
At each meeting of stockholders, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder except as otherwise provided in the Certificate of Incorporation. Except as otherwise provided in the Certificate of Incorporation, and subject to statute, at each meeting of stockholders if there shall be a quorum, the affirmative vote of the holders of a majority of shares present in person or represented by proxy and entitled to vote thereat, shall decide all matters brought before such meeting.
SECTION 9. Proxies.
Each stockholder entitled to vote at any meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy. Any such proxy shall be delivered to the secretary of such meeting at or prior to the time designated in the order of business for so delivering such proxies. Each such proxy shall be in writing and executed by the stockholder or his duly authorized attorney-in-fact, but no such proxy shall be voted after three years from its date unless such proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.
SECTION 10. List of Stockholders.
A complete list of the stockholders entitled to vote at any meeting, arranged in alphabetical order, with the address of each, and the number of shares held by each, shall be prepared, or shall be caused to be prepared, by the Secretary and shall be open to examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city in which the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to the stockholders entitled to examine the stock ledger, the list required by these By-Laws or the books of the Corporation, or to vote in person or by proxy at any meeting of the stockholders.
SECTION 11. Voting by Fiduciaries, Pledgors and Joint Owners.
Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held. Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Corporation he has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent such stock and vote thereon.
If shares or other securities having voting power stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants-in-common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect:
(a)	if only one votes, his act binds all;

(b)	if more than one votes, the act of the majority so voting binds all;

(c)	if more than one votes, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionally, or any person voting the shares, or a beneficiary, if any, may apply to the Court of Chancery or such other court as may have jurisdiction to appoint an additional person to act with the persons so voting the shares, which shall then be voted as determined by a majority of such persons and the person appointed by the Court. If the instrument so filed shows that any such tenancy is held in unequal interest, a majority or even-split for the purpose of this paragraph shall be a majority or even-split in interest.
SECTION 12. Consent of Stockholders in Lieu of Meeting.
Unless otherwise provided by the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by all of the holders of outstanding stock.

ARTICLE III
Board of Directors
SECTION 1. General Powers.
The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors, which may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute, by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders or such other persons as provided therein.
SECTION 2. Number of Directors.
The number of Directors constituting the entire Board of Directors shall be not less than two. The number of Directors may be changed at any time and from time to time by resolution of the Board of Directors in accordance with the terms of the Certificate of Incorporation or if not addressed therein, in accordance with the General Corporation Law of Delaware.
SECTION 3. Election and Term.
Directors shall be elected annually, by election at the annual meeting of stockholders or by written consent of the holders of stock entitled to vote thereon in lieu of such meeting. If the annual election of Directors is not held on the date designated therefor, the Directors shall cause such election to be held as soon thereafter as convenient. Each Director shall hold office from the time of his or her election and qualification until his successor is elected and qualified or until his or her earlier resignation, or removal.
SECTION 4. Resignations.
Any Director may resign at any time upon written notice to the Board of Directors, the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt thereof by the Board of Directors or by any such officer.
SECTION 5. Removal of Directors.
Any or all of the Directors may be removed, for cause or without cause, by vote of the stockholders. Any Director may be removed for cause by action of the Board of Directors.
SECTION 6. Annual Meetings.
The annual meeting of the Board of Directors for the purpose of organizing the Board of Directors, appointing officers and members of committees and transacting other business, shall be held immediately following the annual meeting of the stockholders at the same place where such meeting of stockholders shall be held. No notice shall be required for any such meeting if held immediately after the adjournment, and at the site, of the meeting of the stockholders. If not so held, notice shall be given in the same manner as required for special meetings of the Board of Directors.

SECTION 7. Regular Meetings.
Additional regular meetings of the Board of Directors may be held without notice at such time and place (within or without the State of Delaware) as shall from time to time be determined by the Board of Directors.
SECTION 8. Special Meetings.
Special meetings of the Board of Directors may be called at any time by the Chairman of the Board of Directors, the Vice Chairman, the President or any Vice President or by two or more Directors and shall be held at such time and place (within or without the State of Delaware) as may be fixed by the person or persons calling the meeting; provided, however, that the time so fixed shall permit the giving of notice as provided in Section 9 of this Article III.
SECTION 9. Notice of Special Meetings.
Notice of the time and place of each special meeting of the Board of Directors shall be mailed, postage prepaid to each director, addressed to him at his address as it appears on the records of the Corporation, by first-class mail, at least three days before the day on which such meeting is to be held, or shall be sent addressed to him at such place by telegraph, telex, cable or wireless, or be delivered to him personally or by telephone, no later than the day before the day on which the meeting is to be held, and the method used for notice of such special meeting need not be the same for each Director being notified. Except as otherwise required by law, the Certificate of Incorporation or these By-Laws, such notice need not state the purpose or purposes of such meeting thereof.
SECTION 10. Organization.
The Board of Directors shall select a chairman of the meeting from among the Directors present to preside over the meeting. The Secretary or, in his absence or inability to act, an Assistant Secretary, or in his absence or inability to act, another Director selected by the Board of Directors shall act as secretary of the meeting and keep the minutes thereof; if no such person is present or has been chosen, the holders of record of a majority of shares of stock present in person or represented by proxy and entitled to vote at the meeting shall choose any person present to act as secretary of the meeting.
SECTION 11. Quorum.
At all meetings of the Board of Directors the presence in person of one-third of the total number of Directors constituting the entire Board of Directors, whether then in office or not, shall be necessary and sufficient to constitute a quorum for the transaction of any business by the Board of Directors at such meeting, except as otherwise provided by law, the Certificate of Incorporation or these By-Laws. At any meeting of the Board of Directors, no action shall be taken (except adjournment, in the manner provided below) until after a quorum has been established, except as otherwise provided by law, the Certificate of Incorporation or these By-Laws.
Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, the act of a majority of Directors who are present at a meeting at which a quorum previously has been established (or at any adjournment of such meeting, provided that a quorum shall have previously been established at such adjourned meeting) shall be the act of the Board of Directors, regardless of whether or not a quorum is present at the time such action is taken. In determining the number of directors who are present at the time any such action is taken, any Director who is in attendance at such meeting but who, for just cause, is disqualified to vote on such matter, shall not be considered as being present at the time of such action for the purpose of establishing the number of votes required to take action on any matter submitted to the Board of Directors, but shall be considered as being present for purposes of determining the existence of a quorum.
In the event a quorum cannot be established at the beginning of a meeting, a majority of the Directors present at the meeting, or the Secretary of the Corporation, if there be no Director present, may adjourn the meeting from time to time until a quorum be present. Only such notice of such adjournment need be given as the Board of Directors may from time to time prescribe.
SECTION 12. Regulations.
The Board of Directors may adopt such rules and regulations for the conduct of its meetings and for the management of the business and affairs of the Corporation as it may deem proper and not inconsistent with law, the Certificate of Incorporation and these By-Laws.
SECTION 13. Written Consent in Lieu of Meeting.
Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors then in office consent thereto in writing, provided that the number of such members is sufficient to constitute a quorum for such action, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.
SECTION 14. Telephonic Participation.
Any and all members of the Board of Directors may participate in a meeting of the Board of Directors by means of a conference telephone or similar communications equipment by means of which all persons participating in such meeting shall hear each other; participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.
SECTION 15. Compensation.
Directors shall be entitled to such compensation for their services as Directors and to such reimbursement for any reasonable expense incurred in attending meetings of the Board of Directors as may from time to time be fixed by the Board of Directors. The compensation of Directors may be on such basis as is determined by the Board of Directors. Any Director may waive compensation for any meeting. Any Director receiving compensation under these provisions shall not be barred from serving the Corporation in any other capacity and receiving compensation and reimbursement for reasonable expenses for such other services.

ARTICLE IV
Committees
SECTION 1. Committees.
The Board of Directors may appoint such committees as it shall deem advisable and with such rights, powers, and authority as it shall prescribe. Each such committee shall consist of one or more Directors. Unless otherwise provided by the Board of Directors, a majority of the members of each such other committee shall constitute a quorum, and the acts of a majority of the members present at a meeting at which a quorum is present shall be the act of such committee.
SECTION 2. Vacancies; Committee Changes.
In the absence or disqualification of a member of any committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.
The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of, and to discharge, any committee or any member of any committee.
SECTION 3. Compensation.
Members of any committee shall be entitled to such compensation for their services as members of the committee and to such reimbursement for any reasonable expenses incurred in attending committee meetings as may from time to time be fixed by the Board of Directors. Any committee member may waive compensation for any meeting. Any committee member receiving compensation under these provisions shall not be barred from serving the Corporation in any other capacity and from receiving compensation and reimbursement of reasonable expenses for such other services.
SECTION 4. Telephonic Participation.
Any and all members of any committee designated by the Board of Directors may participate in a meeting of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in such meeting can hear each other, and participation in such a meeting pursuant to this Section shall constitute presence in person at such meeting.
SECTION 5. Action by Consent.
Any action required or permitted to be taken at any meeting of any committee of the Board of Directors may be taken without a meeting if a written consent thereto shall be signed by all members of the committee then in office, provided that the number of such members is sufficient to constitute a quorum for such action, if any, and such written consent is filed with the minutes of its proceedings.

ARTICLE V
Notices
SECTION 1. Waiver of Notice.
Whenever any notice is required to be given by law, the Certificate of Incorporation or these By-Laws, a written waiver thereof; signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to such notice. Neither the business to be transacted at, nor the purpose of any regular or special meeting of stockholders, any meeting of other security holders, the Board of Directors, or any committee of the Board of Directors need be specified in any written waiver of notice unless so required by law, the Certificate of Incorporation or these By-Laws.
SECTION 2. Attendance at Meeting.
Attendance of a person at any meeting, whether of stockholders or other security holders (in person or by proxy), or the Board of Directors or any committee of the Board of Directors, shall constitute a waiver of notice of such meeting, except when such person attends such meeting for the express purpose of objecting, and objects, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not legally called or convened.
ARTICLE VI
Officers
SECTION 1. Number and Qualifications.
The officers of the Corporation shall include the President and a Secretary, and may include one or more Vice Presidents, a Treasurer, and such other officers as may be elected or appointed in accordance with the provisions of Section 2 of this Article VI. Any number of offices, except the offices of President and Secretary, may be held by the same person.
SECTION 2. Selection, Term of Office and Qualification.
The officers shall be elected from time to time by the Board of Directors at its first regular meeting after each annual meeting of stockholders. Each officer shall hold his office until his successor is elected and qualified or until he shall resign in the manner provided in Section 3 of this Article VI, or until he shall have been removed in the manner provided in Section 4 of this Article VI, or until his death. Other officers, including without limitation one or more Assistant Treasurers and one or more Assistant Secretaries shall be chosen in such manner, hold office for such period, have such authority, perform such duties and be subject to removal as may be prescribed by the Board of Directors.
SECTION 3. Resignations.
Any officer may resign at any time upon written notice to the Board of Directors, the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt thereof by the Board of Directors or any such officer.

SECTION 4. Removal.
Any officer may be removed at any time, either with or without cause, by the Board of Directors; and any officer not elected by the Board of Directors may be removed in such manner as may be determined by the Board of Directors. Removal from office however, shall not prejudice the contract rights, if any, of the person removed except as provided in such contract.
SECTION 5. Vacancies.
Any vacancy occurring in any office of the Corporation which is required by Section 2 of this Article VI to be elected by the Board of Directors, whether by death, resignation, removal or otherwise, shall be filled for the unexpired portion of the term by the Board of Directors. A vacancy in any other office shall be filled in such manner as may be determined by the Board of Directors.
SECTION 6. The President.
The President shall be chief executive officer of the Corporation and shall have, subject to the control of the Board of Directors, general and active management of the business of the Corporation and the general and active supervision and direction over the business operations and affairs of the Corporation and over its several officers, agents and employees. He shall, unless also a Director, be an ex officio member of all committees of the Board of Directors. In general, he shall have such other powers and shall perform such other duties as usually pertain to the office of President or as from time to time may be assigned to him by the Board of Directors or these By-Laws.
SECTION 7. Vice President.
The Vice President or, in the event there be more than one, the Vice Presidents in the order designated, or in the absence of any designation, in the order of their seniority, shall have such powers and perform such duties as from time to time may be assigned to him by the Board of Directors.
SECTION 8. The Treasurer and Assistant Treasurers.
The Treasurer shall:
(a)	have charge and custody of, and be responsible for, all the funds and securities of the Corporation;

(b)	keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation;

(c)	cause all moneys and other valuables to be deposited to the credit of the Corporation in such depositories as may be designated by the Board of Directors;

(d)	receive, and give receipts for moneys due and payable to the Corporation from any source whatsoever;

(e)	disburse the funds of the Corporation and supervise the investment of its funds as ordered or authorized by the Board of Directors, taking proper vouchers therefor;

(f)	render to the President and the Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of all his transactions as Treasurer and of the financial condition of the Corporation; and

(g)	in general, have all the powers and perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors or the President.
The Assistant Treasurer or Assistant Treasurers, if any, shall in the absence or disability of the Treasurer or at his request, perform his duties and exercise his powers and authority as may be assigned to him by the Board of Directors or the President.
SECTION 9. The Secretary and Assistant Secretaries.
The Secretary shall:
(a)	attend all meetings of the Board of Directors, any committee of the Board of Directors, stockholders and other security holders and record all votes and the proceedings of such meetings in minute books to be kept by him for that purpose;

(b)	see that all notices are duly given in accordance with the provisions of these By-Laws and as required by law;

(c)	be custodian of the records and the seal of the Corporation and affix and attest the seal to all stock certificates of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal;

(d)	see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and

(e)	in general, have all the powers and perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board of Directors or the President.
The Assistant Secretary or Assistant Secretaries, if any, shall, in the absence or disability of the Secretary or at his request, perform his duties and exercise his powers and authority as may be assigned to him by the Board of Directors or the President.
SECTION 10. Compensation.
The compensation of all officers of the Corporation shall be fixed from time to time by the Board of Directors; no officer of the Corporation shall be prevented from receiving compensation because he is also a Director of the Corporation.

ARTICLE VII
Capital Stock and Dividends
SECTION 1. Stock Certificates for Shares.
Certificates for shares of the capital stock of the Corporation shall be in such form, not inconsistent with the Certificate of Incorporation, as shall be approved by the Board of Directors and shall be signed by or in the name of the corporation by the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, provided that the signatures of any such officers thereon may be facsimiles. The seal of the Corporation, if there is one, shall be impressed, by original or by facsimile, printed or engraved, on all such certificates. A certificate may also be signed by the transfer agent and a registrar as the Board of Directors may determine, and in such case the signature of the transfer agent or the registrar may also be facsimile, engraved or printed. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may nevertheless be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.
SECTION 2. Stock Records.
The Corporation shall keep at such place or places, within or without the State of Delaware, as the Board of Directors may from time to time determine, the stock record books in which shall be recorded the number of shares issued, the names of the owners of the shares, the number owned by them respectively, and the transfer of such shares with the date of transfer. Blank stock certificate books shall be kept by the Secretary or by any officer or agent designated by the Board of Directors.
SECTION 3. Registration of Transfers.
Registration of transfer of certificates representing shares of stock of the Corporation shall be effected only on the books of the Corporation only upon authorization by the registered holder thereof, or by his attorney authorized by power of attorney duly executed and filed with the Secretary or with a designated transfer agent or transfer clerk, and upon surrender to the Corporation or any transfer agent of the Corporation of the certificate or certificates being transferred, which certificate shall be properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon. Whenever a certificate is endorsed by or accompanied by a stock power executed by someone other than the person or persons named in the certificate, evidence of authority to transfer shall also be submitted with the certificate. Whenever any transfers of shares shall be made for collateral security and not absolutely, and both the transferor and transferee request the Corporation to do so, such fact shall be stated in the entry of the transfer.
SECTION 4. Determination of Stockholders.
Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person in whose name any share or shares stand on the record of stockholders as the owner of such share or shares for all purposes, including, without limitation, the rights to receive dividends or other distributions, and to vote as such owner, the Corporation may hold any such stockholder of record liable for calls and assessments and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in any such share or shares on the part of any other person whether or not it shall have express or other notice thereof.
SECTION 5. Regulations Governing Issuance and Transfers of Shares.
The Board of Directors shall have the power and authority to make all such rules and regulations, not inconsistent with these By-Laws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer agents or one or more transfer clerks and one or more registrars and may require all certificates for shares of stock to bear the signature or signatures of any of them.
SECTION 6. Fixing of Record Date.
In order that the Corporation may determine the stockholders of record entitled to notice of, or to vote at, any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. Except as otherwise provided by law, the Certificate of Incorporation, these By-Laws or by resolution of the Board of Directors:
(1)	The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held;

(2)	The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed; and

(3)	The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
SECTION 7. Lost, Stolen or Destroyed Stock Certificates.
The holder of any certificates representing shares of stock of the Corporation shall immediately notify the Corporation of any loss, theft, destruction or mutilation of such certificate, and the Board of Directors may authorize the issuance of a new certificate of stock in lieu thereof upon satisfactory proof of such loss, theft or destruction upon the giving of an open penalty bond with surety satisfactory to the Treasurer and the Corporation’s counsel, to protect the Corporation or any person injured on account of the alleged loss, theft or destruction of any such certificate or the issuance of a new certificate from any liability or expense which it or they may incur by reason of the original certificates remaining outstanding and upon payment of the Corporation’s reasonable costs incident thereto.
SECTION 8. Dividends and Reserves.
Subject to the provisions of law or of the Certificate of Incorporation, the Board of Directors may, out of funds available therefor at any regular or special meeting, declare dividends upon the capital stock of the Corporation as and when they deem expedient. Before declaring any dividend there may be set apart out of any funds of the Corporation available for dividends, such sum or sums as the Board of Directors may from time to time in their discretion deem proper as a reserve fund for working capital, to meet contingencies, or for equalizing dividends, or for the purpose of repairing, maintaining or increasing the property or business of the Corporation, or for such other purposes as the Board of Directors shall deem to be in the best interests of the Corporation. The Board of Directors may, in its discretion, modify or abolish any such reserve at any time.
ARTICLE VIII
General Provisions
SECTION 1. Execution of Contracts, Papers and Documents.
Except as otherwise required by law, the Certificate of Incorporation or these By-Laws, any contract or other instrument may be executed and delivered in the name and on behalf of the Corporation by such officers or employees of the Corporation as the Board of Directors may from time to time determine, or in the absence of such determination, by the President or a Vice President. Such authority may be general or confined to specific instances as the Board of Directors may determine. Unless authorized by the Board of Directors or expressly permitted by these By-Laws, no officer or agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to incur a pecuniary liability for any purpose.
SECTION 2. Voting Shares in Other Corporations.
The Corporation may vote any and all shares of stock and other securities having voting rights which may at any time and from time to time be held by it in any other corporation or corporations and such vote may be cast either in person or by proxy by such officer of the Corporation as the Board of Directors may appoint or, in the absence of such appointment, by the President or the Secretary.
SECTION 3. Checks, Drafts, etc.
All checks, drafts, bills of exchange or other orders for the payment of money out of the funds of the Corporation, and all notes or other evidences of indebtedness of the Corporation, shall be signed in the name and on behalf of the Corporation by such persons and in such manner as shall from time to time be authorized by the Board of Directors.

SECTION 4. Books, Accounts and Other Records.
Except as otherwise provided by law, the books, accounts and other records of the Corporation shall be kept at such place or places, within or without the State of Delaware, as the Board of Directors may from time to time designate.
SECTION 5. Corporate Seal.
The Board of Directors may provide a suitable seal which shall bear the name of the Corporation, the year of incorporation and shall include the words “Corporate Seal, Delaware.” Said seal shall be in the custody of the Secretary of the Corporation, and may provide for one or more duplicates thereof to be kept in the custody of such other officer or officers of the Corporation as the Board of Directors may prescribe.
SECTION 6. Fiscal Year.
The fiscal year of the Corporation shall be a period of twelve (12) calendar months beginning January 1 and ending on December 31 of each year.
ARTICLE IX
Indemnification of Directors and Officers
SECTION 1. Right to Indemnification.
Each person who was or is made a party to or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter, a “proceeding”), by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a Director or officer of the Corporation or, while a Director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, trustee or agent of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, trustee or agent or in any other capacity while serving as a director, officer, employee, trustee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware (the “DGCL”), as the same exists or may hereafter be amended against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, amounts paid or to be paid in settlement and excise taxes or penalties arising under the Employment Retirement Income Security Act of 1974, as in effect from time to time) reasonably incurred or suffered by such person in connection therewith; provided, however, that, except as provided in Section 2 of this Article IX, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this Section 1 shall be a contract right. The Corporation shall prepay the expenses incurred in defending any such proceeding in advance of its final disposition, any advance payments to be paid by the Corporation within 20 calendar days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that, if and to the extent the DGCL requires, the payment of such expenses incurred by a Director or officer in such person’s capacity as a Director or officer in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Director or officer, to repay all amounts so advanced if it shall ultimately be determined that such Director or officer is not entitled to be indemnified under this Section 1 or otherwise. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to have the Corporation pay the expenses incurred in defending any proceeding in advance of its final disposition, to any employee, trustee or agent of the Corporation to the fullest extent of the provisions of this Article IX with respect to the indemnification and advancement of expenses of Directors and officers of the Corporation and may enter into Indemnity Agreements to such effect.
SECTION 2. Right of Claimant to Bring Suit.
If a claim under Section 1 of this Article IX is not paid in full by the Corporation within 60 calendar days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the circumstances that the claimant has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.
SECTION 3. Non-Exclusivity of Rights.
The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article IX shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-laws, agreement, vote of stockholders or disinterested Directors or otherwise. No repeal or modification of this Article IX shall in any way diminish or adversely affect the rights of any Director, officer, employee, trustee or agent of the Corporation hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.
SECTION 4. Insurance.
The Corporation may maintain insurance, at its expense, to protect itself and any Director, officer, employee, trustee or agent of the Corporation or another corporation, partnership, limited liability company, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.
SECTION 5. Severability.
If any provision or provisions of this Article IX shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Article IX (including, without limitation, each portion of any paragraph of this Article IX containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Article IX (including, without limitation, each such portion of any paragraph of this Article IX containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision or provisions held invalid, illegal or unenforceable.
SECTION 6. Expenses as a Witness.
To the extent that any Director or officer of the Corporation is by reason of such position, or a position as a director, officer, trustee, employee or agent with another entity at the request of the Corporation, a witness in any action, suit of proceeding, he or she shall be indemnified against all costs and expenses actually and reasonably incurred in connection therewith.
SECTION 7. Nature of Rights.
The rights conferred upon indemnitees by this Article IX shall continue as to an indemnitee who has ceased to be a Director or officer and shall inure to the benefit of such indemnitee’s heirs, executors and administrators. Any repeal or modification of the foregoing provisions of this Article IX shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.
ARTICLE X
Transactions with Directors and Officers
SECTION 1. Affiliated Transactions.
No contract or transaction between the Corporation and one or more of its directors or officers. or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its Directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the Director or officer is present at or participates in the meeting of the Board of Directors or committee thereof that authorizes the contract or transaction or solely because his or their votes are counted for such purpose, if:
(a)	The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee,

and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or

(b)	The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by the vote of the stockholders; or

(c)	The contract or transaction is fair to the Corporation as of the time it is authorized, approved, or ratified by the Board of Directors, a committee thereof, or the stockholders.
SECTION 2. Determining Quorum.
Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee thereof which authorized the contract or transaction.
ARTICLE XI
Amendment
The power to adopt, amend or repeal these By-Laws shall be in the stockholders entitled to vote and may be exercised by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote thereat at any annual meeting of the stockholders or at any special meeting thereof if notice of the proposed amendment or repeal be contained in the notice of such special meeting. Such power shall also be conferred upon the directors and may be exercised by the affirmative vote of a majority of the Board of Directors at any regular meeting of the Board of Directors or at any special meeting of the Board of Directors if notice of the proposed amendment or repeal be contained in the notice of such special meeting, but the fact that such power has been so conferred upon the directors shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal these By-Laws.